Exhibit 5.1

May 20, 2022

Schmitt Industries, Inc.

2765 N.W. Nicolai Street

Portland, Oregon, 97210

Ladies and Gentlemen:

We are acting as counsel for Schmitt Industries, Inc., an Oregon corporation (the “Company”), in connection with the issuance and sale of $5,000,000.00 of shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company pursuant to the Registration Statement on Form S-3 (Registration No. 333-264622) (the “Registration Statement”), originally filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), on May 2, 2022, which became effective on May 10, 2022 (the “Prospectus”).

We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for the opinions in this letter. We are members of the Bar of the State of New York. Our opinions with respect to the laws of the State of Oregon are limited to our review of applicable provisions of the Oregon Business Corporation Act. Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Olshan Frome Wolosky LLP Olshan Frome Wolosky LLP